                                                                   EXHIBIT 10.42

                                LOAN AGREEMENT


          LOAN AGREEMENT, dated as of January 31, 1997, among Forever Yours, Inc., a California corporation (the "Borrower"), Styles On Video, Inc., a Delaware corporation ("Parent"), and Hasco International, Inc., a Missouri corporation (the "Lender").

     1.   DEFINITIONS.

          As used in this Agreement, the following terms shall have the following definitions:

     "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust.

     "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement, dated as of January 31, 1997, among the Borrower, Parent, the Lender and Hasco Holdings Corp.

     "BANKRUPTCY CODE" means The United States Bankruptcy Code of 1978, as amended from time to time, or any successor federal statute.

     "BORROWING PERIOD" means each of the following periods: (a) the date of this Agreement through and including February 14, 1997; (b) February 15, 1997 through and including March 14, 1997; and (c) March 15, 1997 through and including April 15, 1997.

     "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in the State of Missouri.

     "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject Person (whether through ownership of securities or Borrower or other ownership interests, by contract or otherwise).

     "DEFAULT" shall mean any event which upon the giving of notice, passage of time or both would result in an Event of Default.

     "EVENT OF DEFAULT" shall mean one or more of the events specified in
Section 6.

     "EXPIRATION DATE" shall mean the earlier of (a) the termination of the Asset Purchase Agreement or (b) April 22, 1997; provided that such date shall be extended by successive periods of 15 days if, at the time of any such extension,
(x) the Asset Purchase Agreement shall not have been terminated,(y) no Default or Event of Default exists and (z) Borrower and Parent are proceeding diligently and in good faith to satisfy the conditions set forth in the Asset Purchase Agreement; provided that in no event shall the Expiration Date extend past May 22, 1997.

     "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, any Indebtedness or other obligations, performance, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or an agreement to assure a creditor against loss, and including causing a bank to issue a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

     "INDEBTEDNESS" shall mean, without duplication, as to any Person (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance or sale of debt securities) whether or not recourse is limited to specific assets of such Person; (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the Indebtedness so secured has been assumed by such Person; (d) reimbursement obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) capital lease obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

     "INSTALLED" has the meaning given to such term in the Asset Purchase Agreement.

     "INVESTMENT" shall mean (without duplication), for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, Borrower or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other person and (without duplication) any amount committed to be advanced, lent or extended to such Person or (d) any capital expenditure (including capital leases) or any operating lease.

     "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or similar charge of any kind.

     "LOAN" shall mean the loans made to the Borrower pursuant to this Agreement.

     "MATERIAL ADVERSE EFFECT" has the meaning given to such term in the Asset Purchase Agreement.

     "MATURITY DATE" shall mean the earlier of (a) the closing of the purchase of assets under the Asset Purchase Agreement and (b) the 90th day following the Expiration Date.

     "OBLIGATIONS" shall mean (a) all the principal of and interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim of post-petition interest is allowed in such proceeding) under this Agreement and the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary and non-monetary obligations of the Borrower to the Lender under this Agreement and any other Loan Document.

     "PRIOR LOAN" shall mean the $60,000 loan made on January 22, 1996 by the Lender to the Borrower.

     "RESTRICTED PAYMENTS" shall mean (a) dividends or distributions by or on behalf of any Obligor (in cash, property or obligations, but excluding dividends payable solely in shares of non-redeemable capital stock) on, or other payments or distributions on account of or with respect to, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock or partnership interest of any Obligor or any options, warrants or similar rights to acquire any such capital stock or partnership interest and (b) any prepayment by any Obligor of principal, optional redemption, purchase, retirement, defeasance, or similar optional prepayment with respect to any Indebtedness for borrowed money, other than the Loan, except in each case the exchange of debt or securities of any Obligor for non-redeemable capital stock of such Obligor.

The terms set forth below are defined in the Sections set forth below:

                                  Recitals
BORROWER
IDI                               (S)2.3
LENDER                            Recitals
LOAN DOCUMENTS                    (S)4.1
OBLIGOR                           (S)4
NOTE                              (S)3
PARENT                            Recitals
SECURITY AGREEMENT                (S)3

     All accounting terms used herein shall have the meanings given to them under generally accepted accounting principals, consistently applied.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1 THE LOAN. The Lender agrees, on the terms and subject to the conditions contained herein, to make loans to the Borrower during the period from and including the date of this Agreement to but not including the Expiration Date in an aggregate principal amount of up to $180,000 for each Borrowing Period, but in no event more than an aggregate of $540,000; provided that if the aggregate Loans in any Borrowing Period are less than $180,000, such unborrowed amount may be borrowed in a subsequent Borrowing Period; provided further that the Lender may in its sole discretion loan money in excess of such limits and during periods other than the Borrowing Period and, if the lender makes such loans, such loans shall be Loans made under this Agreement and subject to the terms hereof. Notwithstanding the foregoing, on the execution date of this Agreement a borrowing under the foregoing facility shall be deemed to have been made in the principal amount of the Prior Loan, which amount shall deemed to repay the Prior Loan, with such amount then constituting a Loan hereunder.

          2.2 INTEREST. The Loans shall bear interest at a rate per annum equal to 10%. Accrued and unpaid interest outstanding under the Loans at the Maturity Date shall be due and payable by the Borrower without demand upon such date. Interest on the Loans shall be computed on the basis of a year of 365/366 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Interest on the principal advanced to repay the Prior Loan shall accrue from January 22, 1997. If an Event of Default shall have occurred and be continuing, the Borrower agrees to pay to the Lender interest on the unpaid principal amount of the Loans (and, to the extent permitted by law, on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due) at a rate per annum equal at all times to 2 percentage points per annum above the 10% rate per annum otherwise required to be paid on such Loans pursuant to this Section 2.2.

          2.3 PRINCIPAL REPAYMENT. The outstanding principal of the Loans shall be due and payable by the Borrower without demand upon the Maturity Date. The Loan may be repaid in whole or in part by the Borrower without penalty or premium at any time and from time to time. International Digital Investors, L.P. ("IDI") shall have the right to pay in cash to the Lender any and all of
       ---
the Obligations (including, without limitation, the payment of the principal amount of the Loans and any accrued or unpaid interest thereon); provided, however, that nothing contained in this Agreement shall obligate IDI to fulfill any Obligations.

          2.4 PAYMENT WITH HOSPITAL CONTRACTS. At the Maturity Date, the Borrower may repay the Obligations either in cash or, subject to the conditions set forth herein, by the assignment of Hospital Contracts; provided that the
                                                           --------
Lender must consent to each Hospital Contract proposed to be assigned in payment of the Obligations, which consent will not be unreasonably withheld (it being understood that the Lender may consider the stability, sale rate and terms of the Hospital Contract). Each assigned Hospital Contract shall be deemed to have a value equal to that assigned to such contract on Schedule 2.1(a) to the Asset
                                                   ---------------
Purchase Agreement or, if such Hospital Contract is not set forth on such
Schedule 2.1(a), a value equal to $20 per annualized hospital births at the
---------------
covered hospital (with the number of annualized hospital births calculated as contemplated by in Section 4.2(h) of the Asset Purchase Agreement). No Hasco Hospital (as defined in the Asset Purchase Agreement) may be included in the assignment. The assignment documents will be in form and substance reasonably satisfactory to the Lender and the Borrower, and will contain a binding undertaking of Parent and the Borrower not to directly or indirectly solicit such assigned hospital for three years following the assignment and not to disclose confidential information regarding such hospital or Hospital Contract.

          2.5 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loan solely to pay trade payables, salaries, commissions and other ordinary course operating expenses; provided in no event shall any proceeds be used to repay any obligations to, or expenses or amounts advanced by, any Affiliate of the Borrower or Parent (other than to individuals in the ordinary course of business and to Dycam under agreements in existence prior to the date hereof or arising in the ordinary course of business after the date hereof) or for any expenses or other amounts incurred in connection with the transactions contemplated by this Agreement or the Asset Purchase Agreement.

          2.6 CONDITIONS. Loans may be requested by the Borrower on or before 12 noon (St. Louis time) on any Business Day by written request that shall represent and warrant that all of the conditions to such Loan are satisfied. Loan requests may be submitted for minimum amounts of $50,000 (or such lesser amount as is then available for borrowing under the terms of this Agreement). Subject to the terms and conditions of this Agreement, the Lender shall fund any proper loan request no later than 4:00 pm (St. Louis time) on the Business Day following receipt of such request. The obligations of the Lender to make any Loan are subject to the following conditions:

               (a) no Default or Event of Default shall have occurred and be continuing; and

               (b) the representations and warranties made by the Borrower and the Parent in this Agreement, any other Loan Document and the Asset Purchase Agreement shall be true, complete and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, in the case of any such representation and warranty made only as of a particular date, as of such particular date).

     3.   SECURITY; NOTE.

          The Obligations shall be secured by the Security Agreement, dated as of the date hereof (the "Security Agreement"). The Obligations shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"). In the event that the Lender extends Loans to the Borrower in excess of $540,000 hereunder, the Borrower shall execute and deliver to the Lender an additional promissory note for such additional Loans; provided, that the failure to deliver such additional promissory note shall not affect the Borrower's obligations with respect to such additional Loans.

     4.   REPRESENTATIONS AND WARRANTIES.

          The Borrower and Parent (collectively the "Obligors" and individually, an "Obligor") represent and warrant as follows:

          4.1 EXISTENCE. Each Obligor is a corporation duly existing and in good standing under the laws of its state of incorporation. Each Obligor (a) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and to consummate the transactions contemplated by this Agreement, the Security Agreement and the Note (collectively the "Loan Documents") and (b) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

          4.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents to which each Obligor is a party is within each Obligor's powers, has been duly authorized, and is not in conflict with nor constitutes a breach of any provision contained in any governing documents, or any other document, instrument or agreement to which the Obligor is a party or by which the Obligor, or its property or assets is or may be bound, nor will it constitute an event of default under any material agreement to which the Obligor is a party or by which the Obligor is bound.

          4.3 VALID AND BINDING AGREEMENT. The Loan Documents and all of the other documents, instruments and agreements executed in connection herewith or contemplated hereby constitute the valid and binding agreements of each Obligor executing such Loan Documents and other documents instruments and agreements, enforceable in accordance with their terms against such Obligor.

          4.4      FEDERAL RESERVE REGULATIONS.    No Obligor is engaged in the
business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, will be used (a) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations G, T, U or X.

          4.5    NO OTHER SECURITY INTERESTS.    The Collateral (as defined in
the Security Agreement) are subject to no Liens other than Liens in favor of IDI, which Liens are subordinate to those created under the Security Agreement, and Liens described in Sections 5.6(a), (b), (c) and (d).

     5.   COVENANTS.

          The Borrower covenants and agrees that, until payment in full of the Obligations, the Borrower shall do all of the following:

          5.1 GOOD STANDING. Each of the Borrower and Parent shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

          5.2 GOVERNMENT COMPLIANCE. Each of the Borrower and Parent shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, except noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

          5.3 INSURANCE. The Borrower shall maintain insurance coverage that is usual and customary for a business of a type operated by the Borrower.

          5.4 PAYMENT OF TAXES. Each of the Borrower and Parent shall promptly pay all state and federal taxes when due; provided, however, that if either the Borrower or Parent contests any such tax, it shall do so in good faith by appropriate proceedings and shall establish such reserves on its books as are appropriate under generally accepted accounting principles.

          5.5  FINANCIAL STATEMENTS.  The Borrower shall furnish to the Lender:
(a) on or prior to the Tuesday of each week, a statement of cash flows of the Borrower for the preceding week, (b) on or prior to the 21st day of each month, a balance sheet and statement of operations for the Borrower for the preceding month and (c) such other financial or other information reasonably requested by the Lender.

          5.6 LIMITATION ON LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Loan Documents;

          (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with generally accepted accounting principles;

          (c) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (d) Pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) Liens relating to Dycam cameras purchased or leased after the date hereof consistent with prior terms and in the ordinary course of business for Installation in hospitals subject to Hospital Contracts; and

          (f)  Liens existing on the date hereof.

          5.7 INDEBTEDNESS. The Borrower will not create, incur or suffer to exit any Indebtedness except:

          (a)  Indebtedness to Hasco under the Loan Documents;

          (b) Indebtedness for Dycam cameras purchased or leased after the date hereof in the ordinary course of business for Installation in hospitals subject to Hospital Contracts;

          (c) Indebtedness to Affiliates created after the date hereof to finance operations of the Borrower; and

          (d)  Indebtedness outstanding on the date hereof.

          5.8 INVESTMENTS. The Borrower will not make or permit to remain outstanding any Investments except:

          (a)  Operating deposit accounts with banks;

          (b) Investments for Dycam cameras purchased or leased after the date hereof consistent with prior terms and in the ordinary course of business for Installation in hospitals subject to Hospital contracts; and

          (c)  Investments made prior to, and outstanding on, the date hereof.

          5.9  RESTRICTED PAYMENTS.   The Borrower will not make any
Restricted Payments.

          5.10 LINES OF BUSINESS. Neither the Borrower nor the Parent shall engage to any substantial extent in any business activity other than the business engaged in by the Borrower and Parent, respectively, on the date hereof.

          5.11 TRANSACTIONS WITH AFFILIATES. The Borrower will not, directly or indirectly: (a) make any Investment in an Affiliate of an Obligor;
(b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate of an Obligor; (c) merge into or consolidate with or purchase or acquire property from an Affiliate of an Obligor; (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of an Obligor (including, without limitation, guarantees and assumptions of obligations of an Affiliate of an Obligor) or (e) make any loans, advances or any other payments by any Obligor to any Affiliate of an Obligor, except (w) for leases or purchases of Dycam cameras and other related transactions consistent with prior terms and in the ordinary course of business, (x) exchanges of the Borrower's debt or securities for non-redeemable capital stock of the Borrower,
(y) transactions that occurred prior to the date hereof and (z) loans or advances to the Borrower by its Affiliates to finance operations of the Borrower.

     6.   EVENTS OF DEFAULT.

          Any one or more of the following events which remains uncured during the applicable cure period provided below shall constitute an Event of Default by the Borrower under this Agreement:

          6.1 PAYMENT DEFAULT. The Borrower fails to pay when due and payable, or when declared due and payable in accordance with this Agreement, any portion of the Obligations.

          6.2 COVENANT DEFAULT; REPRESENTATIONS. The Borrower violates any of the covenants contained in this Agreement, any other Loan Document or the Asset Purchase Agreement, and such covenant violation is not cured within five (5) business days following receipt by the Borrower of notice of such violation; or any of the representations or warranties in this Agreement, any other Loan Document or the Asset Purchase Agreement are not true in any material respect when made or deemed made.

          6.3  INSOLVENCY.   (a) Any Obligor shall admit in writing its
inability to, or be generally unable to, pay its debts as such debts become due.

          (b) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

          (c) A proceeding or case shall be commenced against any Obligor, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Obligor shall be entered in an involuntary case under the Bankruptcy Code.

          6.4 JUDGMENTS. A money judgment, writ or warrant of attachment or similar process is entered or filed against any Obligor or any Obligor's subsidiaries which is not fully covered by insurance or remains unvacated, unbonded, unstayed or unpaid or undischarged for more than thirty (30) days (whether or not consecutive) or in any event later than five (5) business days prior to the date of any proposed sale thereunder, which, together with all such other unvacated, unbonded, unstayed, unpaid and undischarged judgments or attachments against the Obligors exceeds in the aggregate $25,000.

          6.5 OTHER INDEBTEDNESS. Any Obligor is in default under any other agreement under which it has incurred Indebtedness in excess of $25,000, which default results in the acceleration of such Indebtedness.

          6.6  CHANGE OF CONTROL.  The acquisition by any Person or a group
(as defined in section 13(d) of the Exchange Act of 1934) of Persons (other than IDI, Pacific Capital Group or Dycam and, in the case of the Seller, Parent) of control directly or indirectly) of control of any Obligors; provided that the
                                                            --------
change of directors or officers of Parent or the Borrower shall not be deemed an acquisition of control.

     7.   LENDER'S RIGHTS AND REMEDIES.

          7.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, the Lender may, at its election (a) declare all Obligations immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 6.3 all Obligations shall become immediately due and payable without any action by the Lender) and (b) exercise any and all rights and remedies under the Loan Documents and applicable law.

          7.2 REMEDIES CUMULATIVE. The Lender's rights and remedies under the Loan Documents shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election which precludes other remedies, and no waiver by the Lender of any Event of Default on the Borrower's part shall be deemed made unless done in a writing signed by the Lender. No delay by the Lender shall constitute a waiver, election, or acquiescence by it.

          7.3 EXPENSES. The Borrower shall pay, or reimburse the Lender for all reasonable out-of-pocket costs and expenses (including, without limitation, attorneys fees and expenses) paid or incurred by the Lender before and after judgment in enforcing, protecting or preserving its rights under the Loan Documents and any other document, instrument or agreement relating hereto or contemplated hereby, and including without limitation, the enforcement of the Lender's rights against, or realization on, any collateral or security therefor.

     8.   NOTICES.

          Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if
(i) sent by certified or registered mail, return receipt requested and postage prepaid, (ii) hand delivered, (iii) sent by a nationally recognized overnight courier or (iv) sent by telephone facsimile transmission (the receipt of which is confirmed) as follows:

          If to the Lender:

                    Hasco International, Inc.
                    3613 Mueller Road
                    St. Charles, MO  63301
                    Attention:  David Van Vliet
                    Telecopy No.:  (314) 770-0275

                    With a copy to:

                    Kirkland & Ellis
                    153 East 53rd Street
                    39th Floor
                    New York, NY  10022
                    Attention:  Charles B. Fromm
                    Telecopy No.:  (212) 446-4900

          If to the Borrower:

                    Forever Yours, Inc.
                    667 Rancho Conejo Boulevard
                    Newbury Park, CA  91320
                    Attention:  James O'Brien
                    Telecopy No.:  (805) 376-9184

          If to Parent:

                    Styles on Video, Inc.
                    667 Rancho Conejo Boulevard

                    Newbury Park, CA  91320
                    Attention:  K. Eugene Shutler
                    Telecopy No.:  (805) 376-9184

                    With a copy (in each case) to:

                    Sanders, Barnet, Goldman, Simons & Mosk
                    1901 Avenue of the Stars, Suite 850
                    Los Angeles, California  90067
                    Attention:  Michael Sanders
                    Telecopy No.:  (310) 553-2435


     9.   CHOICE OF LAW.

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


     10.  GENERAL PROVISIONS.

          10.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by the Borrower without the Lender's written consent, which consent may be granted or withheld in the Lender's sole discretion.

          10.2 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be changed or terminated orally. Any amendment of, supplement to or other modification of this Agreement must be in a written instrument executed by the Borrower and the Lender. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

          10.3 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and the making of the Loan.

          10.4 NO WAIVER. No failure or delay on the part of the Lender in the exercise of any power, right or privilege under this Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given.

          10.5 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          10.6 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Agreement shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

          10.7 LIMITATIONS ON INTEREST RATES. Notwithstanding any provision in this Agreement, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws. If any payments in the nature of interest, additional interest and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable federal or state law the amount held to be in excess shall be considered payment of principal under the Loan and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable federal or state interest-rate laws.

          10.8 INTERPRETATION. As used in this Agreement, the words 'herein," "hereof" and "hereunder" and other words of similar meaning refer to this Agreement as a whole, including the Exhibits and Schedules hereto, all of which are by this reference incorporated into this Agreement, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement, unless otherwise specifically indicated. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Any reference to a "Section," "Subsection," "Exhibit" or "Schedule" shall refer to the relevant Section or Subsection of or Exhibit or Schedule to this Agreement, unless otherwise specifically indicated.

          10.9 INDEMNIFICATION; LIMITATION ON DAMAGES. The Borrower agrees to indemnify the Lender for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Lender in any way relating to or arising out of this Agreement or any other Loan Document or the transactions contemplated hereby, except to the extent such losses arise from the gross negligence or wilful misconduct of the Lender. Notwithstanding anything contained in the Agreement to the contrary, no claim may be made by the Borrower or Parent against the Lender for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct constituting actual fraud) in connection with, arising out of or in any way related to the transactions contemplated hereunder or under the other Loan Documents, or any act, omission or event occurring in connection herewith or therewith; and the Borrower and Parent hereby waive, release and agree not to sue upon any such claim for any such damages.

          10.10 GUARANTEE BY THE PARENT. The Parent, as principal obligor and not as surety, covenants with the Lender:

          (a) to cause the Borrower to effect prompt and complete performance of all the terms, covenants, conditions and provisions of this Agreement and the agreements contemplated hereby that are to be kept, observed and performed by the Borrower.

          (b) that, if for any reason whatsoever, including the insolvency or bankruptcy of the Borrower, the Borrower shall at any time or from time to time fail to keep, perform or observe any term, covenant, condition or provision of this Agreement or any of the agreements contemplated hereby that is to be kept, observed or performed by the Borrower, then Parent shall forthwith on demand of the Lender, perform or observe, as the case may be, such term, covenant, condition or provision in accordance with the relevant provisions of this Agreement and the agreements contemplated hereby;

          (c) that Parent is jointly and severally bound with the Borrower to perform the terms, covenants, conditions and provisions of this Agreement and the agreements contemplated hereby that are to be kept, observed and performed by the Borrower and, in the enforcement of its rights pursuant to this Section
10.10 the Lender may proceed against Parent as if Parent were a principal party under this Agreement with respect to such terms, covenants, conditions and provisions applicable to the Borrower.

          In the event of a default by the Borrower under this Agreement or the agreements contemplated hereby, Parent waives any right to require the Lender to:

               (i) proceed against the Borrower or pursue any rights or remedies with respect to this Agreement or the agreements contemplated hereby against the Borrower, or

               (ii) pursue any other remedy whatsoever in the power of the Lender prior to the Lender pursuing any rights it may have under this Agreement or the agreements contemplated hereby against Parent.

          Without limiting the generality of the foregoing, the liability of Parent shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Borrower in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of this Agreement or any of the agreements contemplated hereby in any proceeding, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to this Agreement and the agreements contemplated hereby.

                             *   *   *   *   *   *

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.


                                            HASCO INTERNATIONAL, INC.


                                            By:________________________________
                                            Name:
                                            Title:



                                            FOREVER YOURS, INC.


                                            By:________________________________
                                            Name:
                                            Title:



                                            STYLES ON VIDEO, INC.


                                            By:________________________________
                                            Name:
                                            Title: